                                                                     EXHIBIT 4.4

                        ENVIRONMENTAL SAFEGUARDS, INC.
                             WARRANT CERTIFICATE

THE WARRANTS PRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH
ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                           EXERCISABLE ON OR BEFORE
                5:00 P.M. (MOUNTAIN TIME), SEPTEMBER 24, 1996

No. W-1

                             WARRANT CERTIFICATE

        This Warrant Certificate certifies that Kelly Trimble, or his registered assigns, is the registered holder of 37,000 Warrants to purchase at any time from September 25, 1995 until 5:00 p.m. (Mountain Time) on September 24, 1996 ("Expiration Date"), up to 37,000 fully-paid and non-assessable shares of Common Stock, $0.001 par value ("Common Stock") of Environmental Safeguards, Inc., a Nevada corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of the mean between the closing bid and asked price of the company's Common Stock on September 22, 1995 upon surrender of this Warrant Certificate and payment of the Exercise Price shall be made by certified or official bank check payable to the order of the Company and by surrender of this Warrant Certificate.

        No Warrant may be exercised after 5:00 p.m. (Mountain Time), on the Expiration Date, at which time all warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

        Upon the occurrence of any stock split, reverse split, forward split or recapitalization the Exercise Price and/or the number of the Company's Common Stock issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, use a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number of shares of Common Stock issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder Selling Agreement.

        Upon due presentment for registration or transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate shall be issued, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

        Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof, a new Warrant Certificate representing such numbers of unexercised Warrants.

        The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be effected by any notice to the contrary.

        In the event of the exercise of any, or all, of the Warrants, the holder of the Company's Common Stock received from the exercise of these Warrant shall be entitled to "piggy-back" registration rights should the Company file and complete a registration of its shares while the shares of Common Stock received from the exercise of those Warrants are still restricted as to transfer.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of September 25, 1995.


ENVIRONMENTAL SAFEGUARDS, INC.

By:  [ILLEGIBLE]
     --------------------------
Its: President and Chief
     Executive Officer


ATTESTED:

By:  [ILLEGIBLE]
     --------------------------
     Secretary